Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 17, 2022, with respect to the consolidated financial statements of Synlogic, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 17, 2022